SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  June 23, 1999
                                                          -------------

                          COMMISSION FILE NUMBER 0-7570


   DELAWARE               CANANDAIGUA BRANDS, INC.                 16-0716709
                               AND ITS SUBSIDIARIES:
   NEW YORK               BATAVIA WINE CELLARS, INC.               16-1222994
   NEW YORK               CANANDAIGUA WINE COMPANY, INC.           16-1462887
   NEW YORK               CANANDAIGUA EUROPE LIMITED               16-1195581
   ENGLAND AND WALES      CANANDAIGUA LIMITED                          ---
   NEW YORK               POLYPHENOLICS, INC.                      16-1546354
   NEW YORK               ROBERTS TRADING CORP.                    16-0865491
   DELAWARE               BARTON INCORPORATED                      36-3500366
   DELAWARE               BARTON BRANDS, LTD.                      36-3185921
   MARYLAND               BARTON BEERS, LTD.                       36-2855879
   CONNECTICUT            BARTON BRANDS OF CALIFORNIA, INC.        06-1048198
   GEORGIA                BARTON BRANDS OF GEORGIA, INC.           58-1215938
   NEW YORK               BARTON DISTILLERS IMPORT CORP.           13-1794441
   DELAWARE               BARTON FINANCIAL CORPORATION             51-0311795
   WISCONSIN              STEVENS POINT BEVERAGE CO.               39-0638900
   ILLINOIS               MONARCH IMPORT COMPANY                   36-3539106
   GEORGIA                THE VIKING DISTILLERY, INC.              58-2183528
(State or other          (Exact name of registrant as           (I.R.S. Employer
 jurisdiction of          specified in its charter)              Identification
 incorporation or                                                No.)
 organization)


            300 WillowBrook Office Park, Fairport, New York   14450
            -----------------------------------------------   -----
                (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code (716) 218-2169
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     Canandaigua Brands, Inc. released the following information on June 23, 1999 regarding its first quarter 2000 results:

                CANANDAIGUA BRANDS REPORTS FIRST QUARTER RESULTS

Fairport, New York, June 23, 1999 - Canandaigua Brands, Inc. (Nasdaq: CBRNA and CBRNB), today reported net income of approximately $14 million for the three months ended May 31, 1999 ("First Quarter 2000"), exclusive of nonrecurring charges of approximately $3 million after taxes, an increase of 8 percent over net income of $13 million for the three months ended May 31, 1998 ("First Quarter 1999"). On a comparable basis excluding nonrecurring charges, earnings per share were $0.77 in First Quarter 2000, a 13 percent increase as compared to earnings of $0.68 per share on a diluted basis in First Quarter 1999. Net income and earnings per share including the nonrecurring restructuring charges were $11 million and $0.59, respectively, for First Quarter 2000.

     Richard Sands, Chief Executive Officer of Canandaigua Brands, said, "We have significantly changed the face of our Company with four acquisitions over the last six months, laying the groundwork for future earnings growth. Yet our results for the quarter demonstrate that we haven't lost sight of the need to deliver current profit growth to maintain the excellent track record we've established over the last several years."

CONSOLIDATED RESULTS

     Net sales reached $530 million in First Quarter 2000, a 69 percent increase over First Quarter 1999. While most of the sales growth resulted from the Matthew Clark and Black Velvet acquisitions (both of which were completed after First Quarter 1999), net sales of the Company's other products increased by 14 percent in First Quarter 2000 as compared to net sales of $313 million in First Quarter 1999.

     Gross profit rose to $156 million from $92 million in First Quarter 1999, an increase of $64 million, or 70 percent. The improvement in gross profit was primarily related to sales from the Matthew Clark and Black Velvet acquisitions, as well as increased beer and wine sales. As a percent of net sales, gross profit remained at 29.4 percent for both First Quarter 2000 and First Quarter 1999, as margin improvements within each product line were balanced by additional sales of lower-margin products such as imported beer and U.K. wholesale sales.

     Selling, general and administrative expenses reached $111 million in First Quarter 2000, an 80 percent increase from $61 million in First Quarter 1999. The majority of the increase resulted from the addition of the Matthew Clark and Black Velvet businesses. The Company also increased its marketing and promotional costs to generate additional sales volume, particularly of wine and beer brands.

     The Company incurred nonrecurring charges of approximately $6 million before taxes in First Quarter 2000 related to the consolidation of cider production into one facility within the Matthew Clark operating segment and to a management reorganization within the Canandaigua Wine operating segment. There were no nonrecurring charges in First Quarter 1999.

     Operating income increased to $40 million for First Quarter 2000 from $31 million for First Quarter 1999. Exclusive of the nonrecurring charges, operating income increased by 48 percent to approximately $46 million in First Quarter 2000. Net interest expense reached $22 million in First Quarter 2000 from approximately $9 million in First Quarter 1999. The increase in interest expense resulted primarily from borrowings associated with the Matthew Clark and Black Velvet acquisitions.

     As a result of the above factors, net income was $11 million for First Quarter 2000, or $14 million excluding the nonrecurring charges, compared with net income of $13 million for First Quarter 1999. Earnings per diluted share were $0.59, or the equivalent of $0.77 per share exclusive of the nonrecurring charges, in First Quarter 2000 compared with earnings per share of $0.68 in First Quarter 1999.

     For financial analysis purposes only the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") were $53 million in First Quarter 2000, an increase of $14 million over EBITDA of $39 million in First Quarter 1999. (EBITDA should not be construed as an alternative to operating income or net cash flow from operating activities and should not be interpreted as an indication of operating performance or as a measure of liquidity.)

CANANDAIGUA WINE OPERATIONS

     Net sales for Canandaigua Wine for First Quarter 2000 increased 12 percent to $164 million from $146 million in First Quarter 1999. This increase resulted primarily from the introduction of two new products (Arbor Mist and Mystic Cliffs) in Fiscal 1999, growth in the Company's international sales and increased sales of bulk wine. These increases were partially offset by declines in other wine brands and in the Company's grape juice concentrate sales.

     Operating income of approximately $6 million in First Quarter 2000 represented a decrease of almost $2 million compared to First Quarter 1999. The decline was due to the nonrecurring charge of approximately $3 million related to the segment's management reorganization, as well as additional marketing expenses associated with the new product introductions. Exclusive of the nonrecurring charge, operating income increased by 10 percent to $8 million in First Quarter 2000.

BARTON OPERATIONS

     Net sales for Barton for First Quarter 2000 increased to $201 million from $166 million in First Quarter 1999, or 21 percent. The increase resulted from higher sales of imported beers led by Corona Extra and other brands in Barton's Mexican portfolio as well as from sales of products acquired in the Black Velvet transaction, which was completed in April 1999.

     Operating income grew by 22 percent to $31 million in First Quarter 2000, led by increased sales and gross margin improvements, partially offset by increased selling, general and administrative costs associated with the sales growth.

MATTHEW CLARK OPERATIONS

     The Company acquired control of Matthew Clark in December 1998. Net sales and operating income for Matthew Clark operations were $167 million and $7 million, respectively, in First Quarter 2000. Exclusive of a nonrecurring charge of approximately $3 million related to the consolidation of cider production at a single facility, operating income was approximately $10 million.

     Canandaigua Brands, Inc., headquartered in Fairport, New York, is a leader in the production, marketing and distribution of beverage alcohol products in North America and the United Kingdom. The Company markets more than 180 premier brands, including imported beers, wines, spirits, cider and bottled water, and is a leading drinks wholesaler to more than 16,000 customers in the United Kingdom.

                    CONSOLIDATED FINANCIAL STATEMENTS FOLLOW

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                May 31, 1999   February 28, 1999
                                                ------------   -----------------
                  ASSETS                         (unaudited)
                  ------
CURRENT ASSETS:
  Cash and cash investments                      $    1,930        $   27,645
  Accounts receivable, net                          327,700           260,433
  Inventories, net                                  547,835           508,571
  Prepaid expenses and other current assets          56,197            59,090
                                                 ----------        ----------
    Total current assets                            933,662           855,739
PROPERTY, PLANT AND EQUIPMENT, net                  458,229           428,803
OTHER ASSETS                                        614,719           509,234
                                                 ----------        ----------
  Total assets                                   $2,006,610        $1,793,776


   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------
CURRENT LIABILITIES:
  Notes payable                                  $   17,306        $   87,728
  Current maturities of long-term debt               13,007             6,005
  Accounts payable                                  134,339           122,746
  Accrued Federal and state excise taxes             41,223            49,342
  Other accrued expenses and liabilities            173,378           149,451
                                                 ----------        ----------
    Total current liabilities                       379,253           415,272
LONG-TERM DEBT, less current maturities           1,073,140           831,689
DEFERRED INCOME TAXES                                83,870            88,179
OTHER LIABILITIES                                    22,409            23,364
STOCKHOLDERS' EQUITY                                447,938           435,272
                                                 ----------        ----------
  Total liabilities and stockholders' equity     $2,006,610        $1,793,776

                   CANANDAIGUA BRANDS, INC., AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)


                                        Three Months     Three Months
                                            Ended            Ended
                                        May 31, 1999     May 31, 1998    Percent
                                         (unaudited)      (unaudited)     Change
                                        ------------     ------------    -------

Gross sales                              $ 704,990        $ 422,869        66.7%
Net sales                                $ 530,169        $ 312,928        69.4%
Cost of product sold                      (374,046)        (220,867)       69.4%
                                         ---------        ---------
  Gross profit                             156,123           92,061        69.6%
Selling general and administrative
 expenses                                 (110,502)         (61,332)       80.2%
Other nonrecurring charges                  (5,510)            --           N/A
                                         ---------        ---------
  Operating income                          40,111           30,729        30.5%
Interest expense, net                      (22,034)          (8,527)      158.4%
                                         ---------        ---------
  Income before taxes                       18,077           22,202       -18.6%
Provision for taxes                         (7,231)          (9,103)      -20.6%
                                         ---------        ---------
  Net income                             $  10,846        $  13,099       -17.2%

Earnings per common share:
  Basic                                  $    0.60        $    0.70       -14.3%
  Diluted                                $    0.59        $    0.68       -13.2%

Weighted average common shares
 outstanding:
  Basic                                     17,977           18,748        -4.1%
  Diluted                                   18,447           19,328        -4.6%

Segment Information:
Net sales:
  Canandaigua Wine
    Branded                              $ 144,391        $ 126,798        13.9%
    Other                                   19,168           19,139         0.2%
                                         ---------        ---------
      Net sales                          $ 163,559        $ 145,937        12.1%
  Barton
    Beer                                 $ 146,611        $ 118,796        23.4%
    Spirits                                 54,139           47,372        14.3%
                                         ---------        ---------
      Net sales                          $ 200,750        $ 166,168        20.8%
  Matthew Clark
    Branded                              $  74,375        $    --           N/A
    Wholesale                               92,422             --           N/A
                                         ---------        ---------
      Net sales                          $ 166,797        $    --           N/A
  Corporate Operations and Other         $     885        $     823         7.5%
  Intersegment eliminations              $  (1,822)       $    --           N/A
                                         ---------        ---------
Consolidated net sales                   $ 530,169        $ 312,928        69.4%

Operating Income:
  Canandaigua Wine                       $   5,607        $   7,440       -24.6%
  Barton                                    31,497           25,788        22.1%
  Matthew Clark                              7,330             --
  Corporate Operations and Other            (4,323)          (2,499)       73.0%
                                         ---------        ---------
Consolidated operating income            $  40,111        $  30,729        30.5%

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CANANDAIGUA BRANDS, INC.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Senior Vice
                                             President and Chief Financial
                                             Officer


                                  SUBSIDIARIES


                                        BATAVIA WINE CELLARS, INC.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA WINE COMPANY, INC.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA EUROPE LIMITED

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA LIMITED

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Finance Director
                                             (Principal Financial Officer and
                                             Principal Accounting Officer)


                                        POLYPHENOLICS, INC.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer

                                        ROBERTS TRADING CORP.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, President and
                                             Treasurer


                                        BARTON INCORPORATED

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS, LTD.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BEERS, LTD.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF CALIFORNIA, INC.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF GEORGIA, INC.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON DISTILLERS IMPORT CORP.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON FINANCIAL CORPORATION

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                        STEVENS POINT BEVERAGE CO.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        MONARCH IMPORT COMPANY

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        THE VIKING DISTILLERY, INC.

Dated:  June 23, 1999                   By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

     Not Applicable.

(24) POWER OF ATTORNEY

     Not Applicable.

(27) FINANCIAL DATA SCHEDULE

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     None